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               Consent of Independent Accountants



We hereby consent to the incorporation by reference in this

Registration Statement on Form N-1A of our report dated June 8,

2001, relating to the financial statements and financial

highlights which appears in the April 30, 2001 Annual Report to

Shareholders of The Korean Investment Fund, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings

"Financial Highlights", "Shareholder Services - Statements and

Reports", "General Information - Independent Accountants" and

"Financial Statements and Report of Independent Accountants" in

such Registration Statement.





PricewaterhouseCoopers LLP

1177 Avenue of the Americas

New York, New York 10036

October 16, 2001
















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